Exhibit 32.1
SECTION 1350 CERTIFICATIONS
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Universal Electronics Inc. (the "Company"), hereby certifies that the (i) Company's Form 10-Q for the fiscal quarter ended March 31, 2026 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 11, 2026	By:	/s/ Richard K. Carnifax
Richard K. Carnifax
Interim Chief Executive Officer
(principal executive officer)

A signed original of this written statement has been provided to Universal Electronics Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.